UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 23, 2015

CAMBRIDGE CAPITAL ACQUISITION CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001-36139	46-3774077
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

525 South Flagler Drive, Suite 201, West Palm Beach, Florida.	33401
(Address of Principal Executive Offices)	(Zip Code)

(561) 932-1600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 23, 2015, Cambridge Capital Acquisition Corporation (the “Company”) held a special meeting of its stockholders (the “Meeting”). At the Meeting, the Company’s stockholders considered the following proposals:

1.       A proposal to adopt the Agreement and Plan of Reorganization (the “Merger Agreement”), dated as of September 6, 2015, by and among the Company, Cambridge Holdco Corp., a wholly owned subsidiary of the Company (“Holdco”), Ability Computer & Software Industries Ltd. (“Ability”) and the shareholders of Ability, which, among other things, provides for (a) the merger of the Company with and into Holdco, with Holdco surviving the merger and (b) an exchange by the shareholders of Ability of 100% of the ordinary shares of Ability for cash and ordinary shares of Holdco, and to approve the business combination contemplated by the Merger Agreement. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,186,948	1,202,450	40,757

In connection with this vote, the holders of 2,136,751 shares of the Company’s common stock properly exercised their right to convert their shares into cash at a conversion price of $10.00 per share, for an aggregate conversion amount of $21,581,185.10, in connection with the completion of the transactions.

2.       A proposal to approve the following differences between the constitutional documents of Holdco to be in effect following the transactions and the current amended and restated certificate of incorporation of Sino:

(i)       The name of the new public entity will be “Ability Inc.” as opposed to “Cambridge Capital Acquisition Corporation” The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,162,945	1,177,450	89,760

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(ii)       Holdco will have 200,000,000 authorized ordinary shares and 5,000,000 authorized preferred shares, as opposed to the Company having 40,000,000 authorized shares of common stock and 1,000,000 authorized shares of preferred stock. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,160,573	1,119,825	149,757

(iii)      Holdco’s corporate existence will be perpetual as opposed to the Company’s corporate existence terminating if a business combination is not consummated by the Company within a specified period of time. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,160,573	1,119,825	149,757

(iv)      Holdco’s amended and restated memorandum and articles of association will not include the various provisions applicable only to specified purpose acquisition corporations that the Company’s amended and restated certificate of incorporation contains. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,160,573	1,119,825	149,757

3.       A proposal to approve the Holdco 2015 Long-Term Incentive Equity Plan, which authorizes the award of share-based incentives in order to attract, retain, motivate, and reward certain key employees, officers, directors, and consultants of Holdco. The following is a tabulation of the votes with respect to this proposal, which was approved by the Company’s stockholders:

For	Against	Abstain
8,062,948	1,217,450	1,149,757

Because the proposal to adopt the Merger Agreement and to approve the business combination contemplated by the Merger Agreement was approved, the proposal to adjourn the Meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies was not presented at the Meeting.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 24, 2015	CAMBRIDGE CAPITAL ACQUISITION CORPORATION

	By:	/s/ Benjamin Gordon
Benjamin Gordon
Chief Executive Officer

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